UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 10, 2008

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5900 Broken Sound Parkway N.W. Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 10, 2008, SBA Communications Corporation (the “Company”) entered into a negotiated transaction pursuant to which the Company agreed to repurchase $21,000,000 in principal amount of its 0.375% Convertible Senior Notes due 2010 (the “0.375% Convertible Notes”) for $14,030,000 to be paid in cash. The transaction will settle by October 17, 2008. Upon consummation of this transaction, the Company will have repurchased an aggregate of $81.5 million of its 0.375% Convertible Notes and will have $268.5 million outstanding of its 0.375% Convertible Notes.

From time to time, in order to optimize its liquidity and leverage and take advantage of certain market opportunities, the Company has and may in the future repurchase, for cash or equity, its outstanding indebtedness, including its 0.375% Convertible Notes, its 1.875% Convertible Senior Notes due 2013 and its 2005 and 2006 collateralized mortgage backed securities, in privately-negotiated transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Brendan T. Cavanagh
Brendan T. Cavanagh
Senior Vice President and Chief Financial Officer

Dated: October 14, 2008